EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares, par value of US$0.00001 per share, of Q&K International Group Limited, and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of February 2, 2021.

High Gate Investments Ltd.

By:	/s/ Edmund Koon Kay Tang
Name: Edmund Koon Kay Tang
Title: Director

Yijia Inc.

By:	/s/ Edmund Koon Kay Tang
Name: Edmund Koon Kay Tang
Title: Director

High Gate Holdings Ltd.

By:	/s/ Edmund Koon Kay Tang
Name: Edmund Koon Kay Tang
Title: Director

Edmund Koon Kay Tang

By:	/s/ Edmund Koon Kay Tang

[Signature Page to Joint Filing Agreement]